CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 13, 2014
Date of Report
(Date of Earliest Event Reported)

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Blvd., Suite 120-366
Southlake, TX 76092
(Address of principal executive offices (zip code))

817-491-8611
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5: Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Appointment of Certain Officers

As of October 5, 2013, our President and Chairman of the Board of Directors, Mr. Steven R. Henson resigned from all of his positions - including his directorship - with our Company due to personal matters.  Unfortunately, Mr. Henson does not believe that he has sufficient time to dedicate to our company given his current personal and professional schedule. Mr. Henson did not resign due to any disagreement(s) with us. Pursuant to his resignation, Mr. Henson agreed to terminate all of his outstanding agreements with the Company and any of our future compensatory liabilities to Mr. Henson were thereby void ab initio.

Immediately prior to tendering his resignation, Mr. Henson appointed Mr. Darren Dunckel, 45, to replace Mr. Henson as the Company's President; the Board approved the appointment on January 10, 2014.  Mr. Dunckel is now our sole executive officer.  Mr. Dunckel does not have a familial relationship with any of our other directors.

Prior to becoming our President, Mr. Dunckel was providing us with consulting services regarding software development, marketing and general corporate planning; in October 2013, we formalized the consulting relationship with a consulting agreement.  Pursuant to the Consulting Agreement, Mr. Dunckel is entitled to $7,000 per month and 25% of the revenue generated by his gross sales of our products and services; additionally, we shall reimburse him for all pre-approved and reasonable expenses Mr. Dunckel incurs while carrying out his consulting duties.  The Consulting Agreement shall continue in place and Mr. Dunckel shall remain entitled to the same compensation until such time as we enter into a new agreement with him as President.  As of the date of his appointment as President, Mr. Dunckel had received approximately $24,000 pursuant to his consulting agreement.

Mr. Dunckel has spent 20+ years in the financial services industry having worked for Lehman Brothers, Smith Barney, UBS and New York Life Investment Management. He has held a series 3, 7, 63, 65 securities licenses and a California Insurance License. He is trained as an Accredited Investment Fiduciary. Over the years he has consulted corporations and individuals on investments, benefit solutions, marketing, product design, and business planning; including sales, acquisitions, and mergers. Mr. Dunckel has consulted over 350 companies in a broad range of industries and from start up to Fortune 500. He has held Executive Level positions in public companies and participated on the board of directors of both public and privately held corporations.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

Due to capital constraints, we were unable to file our outstanding periodic reports for the fiscal year ended December 31, 2013.  However, with our new management in place, we are working towards resolving this deficiency and hope to file all of our outstanding reports in the near future.

On January 14, 2014, we issued a press release relating to the matters disclosed herein.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits

(c) Exhibits

Exhibit No.	Description

10.0	Consulting Agreement with Darren Dunckel dated October 1, 2013
99.1	Press Release dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREORG SYSTEMS, INC.

By:	/s/ Darren Dunckel
Name: Darren Dunckel
Title: President

Dated: January 13, 2014